FOR IMMEDIATE RELEASE

PRESS RELEASE

Optimal Group Announces Second Quarter 2007 Results

Montreal, Quebec, August 7, 2007—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the second quarter ended June 30, 2007. All references are in U.S. dollars.

Revenues for the second quarter ended June 30, 2007 were $28.0 million compared to $52.2 million for the second quarter ended June 30, 2006.

Adjusted earnings for the second quarter were $4.3 million or $0.18 per diluted share compared to $9.8 million or $0.38 per diluted share for the comparable period in 2006.

Adjusted earnings is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing. A reconciliation of Optimal's adjusted earnings is included in Annex A to the Company's consolidated financial statements attached below.

Net earnings in the second quarter ended June 30, 2007 were $1.2 million or $0.05 per diluted share compared to net earnings of $3.7 million or $0.14 per diluted share in the second quarter ended June 30, 2006.

As previously announced, immediately following the enactment of the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers. The passage of the Act had and will continue to have for at least the short term, a significant negative impact on the financial results of FireOne Group (now known as Optimal Payments (Ireland) Limited), and hence the Company. The foregoing statements should be considered in this context.

Optimal Group Announces Second Quarter 2007 Results

Optimal's consolidated balance sheet remains strong. At June 30, 2007, the Company had:

➢

cash and cash equivalents, restricted cash, short-term investments (including amounts held in reserve) and settlement assets, net of customer reserves and security deposits, of $116.6 million, or $4.89 per issued and outstanding share;

➢	working capital, excluding cash and short-term investments held as reserves and restricted cash, of $72.9 million; and
➢	shareholders' equity of $221.0 million, or $9.26 per issued and outstanding share.

Use of Adjusted Earnings per Diluted Share

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that the inclusion of such measures helps investors to gain a better understanding of its core operating results and is consistent with how management measures the Company’s operational and financial performance, especially when comparing such results to previous periods.

Strategic Plan

Through our wholly-owned subsidiary, Optimal Payments Inc, we focus on providing secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

At the same time, the Company is actively exploring strategic acquisition opportunities.

U.S. Gaming Payment Processing

As stated above, immediately following the enactment of the Act on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers.

Following recent announcements by the U.S. Attorney’s office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company has initiated discussions with the U.S. Attorney’s office in the Southern District of New York and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s office. In connection with such ongoing investigation, the Company announced on May 11, 2007 that it had received a copy of warrants of seizure issued by the U.S. Attorney’s Office against funds of certain payment processors that were on deposit with two U.S. banks. These funds included monies that were on deposit to the credit of Company subsidiaries of $19.2 million, which are presented as restricted cash on the Company’s consolidated balance sheet.

Optimal Group Announces Second Quarter 2007 Results

About Optimal Group Inc.

Optimal Group Inc. is a payments company with operations primarily in North America and the United Kingdom. Through our wholly-owned subsidiary Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

David Schwartz

Optimal Group Inc.

(514) 380-2700

david@optimalpayments.com

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Comprehensive Income (Loss) and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets
(Unaudited)

June 30, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$107,666	$103,922
Restricted cash	19,182	–
Cash held as reserves	11,340	18,960
Short-term investments	–	71,621
Short-term investments held as reserves	2,410	3,110
Settlement assets	2,008	7,061
Accounts receivable	8,343	5,600
Income taxes receivable and refundable investment tax credits	1,457	1,025
Prepaid expenses	1,303	2,625
Future income taxes	2,096	2,199
	155,805	216,123
Long-term receivables	1,394	3,144
Property and equipment	1,758	2,121
Goodwill and other intangible assets	102,877	106,041
Future income taxes	4,914	4,183
Other asset	10,186	10,423

	$276,934	$342,035
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$–	$8,581
Customer reserves and security deposits	25,976	61,897
Accounts payable and accrued liabilities	17,641	23,362
Income taxes payable	5,989	5,573
Future income taxes	381	382
	49,987	99,795
Non-controlling interest	–	16,392
Future income taxes	5,981	6,466
Shareholders' equity:
Share capital	202,359	202,252
Additional paid-in capital	29,141	23,169
Deficit	(9,050)	(4,555)
Accumulated other comprehensive loss	(1,484)	(1,484)
	220,966	219,382

	$276,934	$342,035

OPTIMAL GROUP INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

Periods ended June 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Revenues	$28,042	$52,242	$58,108	$104,664

Expenses:
Transaction processing	18,096	24,545	36,769	50,053
Selling, general and administrative	5,803	14,550	13,474	26,519
Amortization of intangibles pertaining to transaction processing	3,227	3,050	6,336	6,065
Amortization of property and equipment	316	377	650	766
Stock-based compensation pertaining to selling, general and administrative	30	335	6,027	335
Research and development	601	825	1,264	1,630
Operating leases	282	384	514	752

(Loss) earnings from continuing operations before undernoted item	(313)	8,176	(6,926)	18,544

Investment income	1,576	2,235	3,477	3,517

Earnings (loss) from continuing operations before income tax provision and non-controlling interest	1,263	10,411	(3,449)	22,061

Income tax provision	106	1,852	887	4,323

Earnings (loss) from continuing operations before non-controlling interest	1,157	8,559	(4,336)	17,738

Non-controlling interest	-	(2,037)	(159)	(4,157)

Earnings (loss) from continuing operations	1,157	6,522	(4,495)	13,581

Loss from discontinued operations	-	(2,831)	-	(5,501)

Net earnings (loss) and comprehensive income (loss)	$1,157	$3,691	$(4,495)	$8,080

Weighted average number of shares:
Basic	23,854,507	23,707,648	23,853,710	23,517,593
Plus impact of stock options and warrants	542,407	2,074,570	617,135	2,366,788

Diluted	24,396,914	25,782,218	24,470,845	25,884,381

Earnings (loss) per share:
Continuing operations:
Basic	$0.05	$0.28	$(0.19)	$0.58
Diluted	0.05	0.25	(0.19)	0.52
Discontinued operations:
Basic	-	(0.12)	-	(0.24)
Diluted	-	(0.11)	-	(0.21)
Net:
Basic	0.05	0.16	(0.19)	0.34
Diluted	0.05	0.14	(0.19)	0.31

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows
(Unaudited)

Periods ended June 30, 2007 and 2006
(expressed in thousands of U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Cash flows from (used in) operating activities:
Net earnings (loss)	$1,157	$3,691	$(4,495)	$8,080
Add: loss from discontinued operations	-	2,831	-	5,501
Net earnings (loss) from continuing operations	1,157	6,522	(4,495)	13,581

Adjustments for items not affecting cash:
Non-controlling interest	-	2,037	159	4,157
Amortization	3,543	3,427	6,986	6,831
Gain on settlement of litigation	(1,612)	-	(1,612)	-
Future income taxes	(421)	(1,988)	(997)	(2,541)
Stock-based compensation	30	335	6,027	335
Foreign exchange	(108)	(822)	(138)	(868)
Net change in operating assets and liabilities	(22,295)	(1,918)	(45,584)	(11,473)
	(19,706)	7,593	(39,654)	10,022

Cash flows from (used in) financing activities:
Proceeds from exercise of RSUs in FireOne	-	15	58	21
Proceeds from issuance of Class “A” shares	34	217	52	4,047
FireOne dividend paid	-	(2,107)	-	(2,107)
(Decrease) increase in bank indebtedness	-	1,469	(8,581)	938
Repurchase of Class “A” shares	-	(1,291)	-	(2,264)
	34	(1,697)	(8,471)	635

Cash flows from (used in) investing activities:
Repurchase of FireOne ordinairy shares	-	-	(16,463)	-
Transaction costs	(6)	-	(1,748)	-
Purchase of property, equipment and intangible assets	(976)	(625)	(2,058)	(1,698)
Proceeds from maturity of short-term investments	5,138	14,425	71,621	34,248
Decrease (increase) in long-term receivables	27	(241)	362	589
	4,183	13,559	51,714	33,139

Effect of exchange rate changes on cash and cash equivalents during the period	108	344	155	402

Cash flows of discontinued operations:
Operating cash flows	–	(2,548)	–	(3,261)
Investing cash flows	–	(11)	–	(82)
	–	(2,559)	–	(3,343)

(Decrease) increase in cash and cash equivalents	(15,381)	17,240	3,744	40,855

Cash and cash equivalents, beginning of period	123,047	121,851	103,922	98,236

Cash and cash equivalents, end of period	$107,666	$139,091	$107,666	$139,091

Annex A

Use of Non-GAAP Financial Information

We supplement our reporting of net earnings (loss) determined in accordance with Canadian and U.S. GAAP by reporting "adjusted earnings" as a measure of earnings in this earnings release. In establishing this supplemental measure of earnings, we exclude foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing from net earnings (loss) as management believes that foreign exchange gains and losses are largely uncontrollable by management and discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing are not reflective of our core operations. Adjusted earnings for 2006 have been modified to exclude amortization of intangibles pertaining to transaction processing to be comparable with management’s current definition.

Management believes that adjusted earnings is useful to investors as a measure of our earnings because it is, for management, a primary measure of our performance, and provides a more meaningful reflection of our earnings.

Adjusted earnings does not have a standardized meaning under Canadian or U.S. GAAP and therefore should be considered in addition to, and not as a substitute for, earnings (loss) or any other amount determined in accordance with Canadian and U.S. GAAP. Our measure of adjusted earnings reflects management's judgment in regard to the impact of foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)
	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	unaudited	unaudited	unaudited	unaudited

Net earnings (loss)	$1,157	$3,691	$(4,495)	$8,080

Add:

Amortization of intangibles pertaining to transaction processing, net of income tax recoveries of $88 for the three months ended June 30, 2007 (2006 - $146) and $176 for the six months ended June 30, 2007 (2006 - $296)	3,139	2,904	6,160	5,769
Stock-based compensation pertaining to selling, general and administrative	30	335	6,027	335
Loss from discontinued operations	-	2,831	-	5,501

Adjusted earnings	$4,326	$9,761	$7,692	$19,685

Diluted shares	24,397	25,782	24,471	25,884

Adjusted earnings per diluted share	$0.18	$0.38	$0.31	$0.76